FIRST AMENDMENT TO
REVOLVING CREDIT, SECURITY AND WARRANT PURCHASE AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT, SECURITY AND WARRANT PURCHASE AGREEMENT (this “Amendment”) dated as of March 10, 2010 is made and entered into by and between Roomlinx, Inc., a Nevada corporation (“Borrower”), and Cenfin LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, the Borrower and the Lender are parties to that certain Revolving Credit, Security and Warrant Purchase Agreement dated as of June 5, 2009 (the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lender increase the aggregate Revolving Credit Commitment from $5,000,000 to $25,000,000.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments herein referred to, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE; DETERMINATION OF PURCHASE PRICE

Section 1.1           Use of Defined Terms.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

ARTICLE II
AMENDMENTS

Section 2.1           Increase in Commitment.  Section 2.1(a) of the Credit Agreement is hereby deleted and replaced in its entirety by the following:

“(a) Revolving Credit Commitment.  Subject to and upon the terms and conditions set forth herein, Lender, at the request of the Borrower, agrees to lend to the Borrower, from time to time during the Revolving Credit Period, such Revolving Loans as may be requested by the Borrower in an aggregate principal amount not to exceed $25,000,000.00 outstanding at any time (the “Revolving Credit Commitment”); provided, that each Borrowing shall be in a principal amount of at least $20,000 and no more than $500,000 unless otherwise agreed by Lender.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans.”

Section 2.2           Use of Proceeds. Section 8.15 of the Credit Agreement is hereby deleted and replaced in its entirety by the following:

“8.15  Use of Proceeds.  The proceeds of the Revolving Loans will be used only for (i) the purchase of equipment in connection with contractual agreements to supply the services provided by the Borrower to hotels and similar establishments, (ii) capital expenditures in connection with customer agreements or potential customer agreements and (iii) fees and expenses incurred in connection with the transactions contemplated by this Agreement.”

Section 2.3           Additional Lenders.  The Borrower acknowledges and agrees that, at the request of the Lender, the Lender may fulfill part or all of its obligation to provide Revolving Loans through one or more affiliated entities.  In such event, the Borrower and the Lender shall amend the Agreement to provide for such lending, including provisions for the issuances of Warrants to such affiliated entities.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1           Representations and Warranties.  In order to induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender as of the date hereof, as follows:

(a)               Credit Agreement Representations.  The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct as of the date of this Agreement.

(b)               Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Amendment are within Borrower’s power, have been duly authorized by all necessary corporate action, and do not: (i) contravene the constituent documents of Borrower; (ii) violate any applicable law or regulation or any order of any governmental authority, (iii) violate or result in the default under any material indenture, agreement or other instrument binding upon the Borrower or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, or (iv) result in the creation or imposition of any lien, claim or encumbrance on any asset of the Borrower, except for Permitted Liens.

(c)               Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person or entity is required for the due execution, delivery or performance by the Borrower of this Amendmen.

(d)               Validity, etc.  This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)               No Default.  No Event of Default or Default has occurred and is continuing, or will result from the execution and delivery of this Amendment.

ARTICLE IV
MISCELLANEOUS

Section 4.1           Ratification of and References to the Credit Agreement. Except for the amendments expressly set forth above, the Credit Agreement and each other Transaction Document is hereby ratified, approved and confirmed in each and every respect.  Reference to this specific Amendment need not be made in the Credit Agreement, the Transaction Documents, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

Section 4.2           Incorporation of Article 10.  Article 10 of the Credit Agreement is incorporated by reference herein mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Revolving Credit, Security and Warrant Purchase Agreement as of the day and year first written above.

CENFIN LLC

By:
Name: Matthew Hulsizer
Title: Manager

ROOMLINX, INC.

By:
Name: Michael S. Wasik
Title: Chief Executive Officer